UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2016

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 11, 2016, SPX FLOW, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “First Amendment”) to the Company’s existing Credit Agreement, dated as of September 1, 2015 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”), by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent (the “Administrative Agent”). The First Amendment amended the Existing Credit Agreement to, among other things:

•	increase the maximum consolidated leverage ratio that must be maintained by the Company from 3.25:1.00 (or 3.50:1.00 for the four fiscal quarters after certain permitted acquisitions) to 4.00:1.00;

•
require that the Company and the domestic subsidiary guarantors grant to the Administrative Agent valid and perfected first priority security interests in substantially all personal property assets of the Company and the domestic subsidiary guarantors (subject to certain exceptions) and valid first priority mortgages on all domestic real property owned by the Company and the domestic subsidiary guarantors having a fair market value in excess of US$10.0 million; and

•	amend the per annum fees charged and the interest rate margins applicable to Eurodollar and alternate base rate loans as follows:

Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBOR Rate Loans	ABR Loans
Greater than or equal to 3.50 to 1.0	0.400%	0.400%	2.250%	0.400%	1.375%	2.250%	1.250%
Between 3.00 to 1.0 and 3.50 to 1.0	0.350%	0.350%	2.000%	0.350%	1.250%	2.000%	1.000%
Between 2.00 to 1.0 and 3.00 to 1.0	0.300%	0.300%	1.750%	0.300%	1.000%	1.750%	0.750%
Between 1.50 to 1.0 and 2.00 to 1.0	0.275%	0.275%	1.500%	0.275%	0.875%	1.500%	0.500%
Between 1.00 to 1.0 and 1.50 to 1.0	0.250%	0.250%	1.375%	0.250%	0.800%	1.375%	0.375%
Less than 1.00 to 1.0	0.225%	0.225%	1.250%	0.225%	0.750%	1.250%	0.250%
The Credit Agreement continues to provide that, if the Company’s corporate credit rating is “Baa3” or better by Moody’s or “BBB-” or better by S&P and no defaults would exist, then all collateral security will be released and the obligations under the Credit Agreement will be unsecured.

The foregoing is a summary of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of July 11, 2016, among SPX FLOW, Inc., the Foreign Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.

10.2	Security Agreement, dated as of July 11, 2016, among SPX FLOW, Inc., the Grantors party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: July 12, 2016	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated as of July 11, 2016, among SPX FLOW, Inc., the Foreign Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.

10.2	Security Agreement, dated as of July 11, 2016, among SPX FLOW, Inc., the Grantors party thereto, and Bank of America, N.A., as Administrative Agent.